   As filed with the Securities and Exchange Commission on November 25, 2003
                                                    Registration No. 333-
                                                                         -------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

         ALLETE, INC.               MINNESOTA                  41-0418150
       (Exact name of            (State or other            (I.R.S. Employer
        registrant as             jurisdiction of           Identification No.)
       specified in its           incorporation or
           charter)                organization)


                             30 West Superior Street
                          Duluth, Minnesota 55802-2093
                                 (218) 279-5000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------

                    MINNESOTA POWER AND AFFILIATED COMPANIES
                   RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN
                              (Full Title of Plan)

                              ---------------------

           DAVID G. GARTZKE                      PHILIP R. HALVERSON, Esq.
        Chairman, President and               Vice President, General Counsel
        Chief Executive Officer                        and Secretary
        30 West Superior Street                   30 West Superior Street
     Duluth, Minnesota 55802-2093              Duluth, Minnesota 55802-2093
            (218) 279-5000                            (218) 279-5000

            JAMES K. VIZANKO                      ROBERT J. REGER, JR., Esq.
Vice President, Chief Financial Officer            Thelen Reid & Priest LLP
             and Treasurer                             875 Third Avenue
        30 West Superior Street                 New York, New York 10022-6225
      Duluth, Minnesota 55802-2093                      (212) 603-2000
             (218) 279-5000

        (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                              ---------------------

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE            OFFERING PRICE            AGGREGATE              AMOUNT OF
           TO BE REGISTERED                 REGISTERED <F1> <F2>       PER UNIT <F4>        OFFERING PRICE <F4>   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value           1,000,000 Shares              $29.27               $29,270,000               $2,368

Preferred Share Purchase Rights           1,000,000 Rights <F3>           --                      --                      -- <F5>

====================================================================================================================================

<F1>  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Minnesota Power and Affiliated Companies Retirement
      Savings and Stock Ownership Plan (Plan).
<F2>  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional securities as may become deliverable as a result of stock splits, stock dividends, split-ups, recapitalizations or similar transactions, in accordance with the provisions of the Plan.
<F3>  The preferred share purchase rights are attached to and will trade with the common stock. The value attributable to the preferred share purchase rights, if any, is reflected in the market price of the common stock.
<F4>  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the registrant's common stock on the New York Stock Exchange composite tape on November 20, 2003.
<F5>  Since no separate consideration is paid for the preferred share purchase rights, the registration fee for such securities is included in the fee for the common stock.

                    MINNESOTA POWER AND AFFILIATED COMPANIES
                   RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by ALLETE, Inc. (ALLETE) and the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan
(Plan) with the Securities and Exchange Commission (SEC) pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference.

     (1) ALLETE's Annual Report on Form 10-K for the year ended December 31,
         2002;

     (2) ALLETE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     (3) ALLETE's Current Reports on Form 8-K filed with the SEC on January 24, 2003, March 10, 2003, March 14, 2003, May 28, 2003, July 24, 2003,
         August 20, 2003, August 27, 2003, September 4, 2003, September 15, 2003, October 15, 2003, October 24, 2003 (excluding that portion furnished under Item 12), October 30, 2003, October 31, 2003,
         November 6, 2003, November 13, 2003, November 18, 2003 and
         November 21, 2003; and

     (4) The Plan's Annual Report on Form 11-K for the year ended December 31, 2002.

     All documents subsequently filed by ALLETE or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof. Any statement contained in an incorporated document shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed incorporated document modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                           DESCRIPTION OF COMMON STOCK

     GENERAL. The following statements describing our common stock are not intended to be a complete description. They are qualified in their entirety by reference to our Articles of Incorporation, Rights Plan, as defined below, and mortgage and deed of trust. See "Description of Common Stock--Preferred Share Purchase Rights." We also refer you to the laws of the State of Minnesota.

     We have the following capital stock authorized by our Articles of
Incorporation: 130,000,000 shares of common stock, without par value, and 3,616,000 shares of preferred stock. As of the filing of this registration statement, 87,093,697 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

     DIVIDEND RIGHTS. Our common stock is entitled to dividends only after we have provided for dividends and any sinking fund requirements on any issued and outstanding preferred stock.

     Our Articles of Incorporation contain provisions which would restrict net income available for the payment of cash dividends on outstanding common stock if shares of ALLETE's preferred stock were outstanding and certain common stock equity capitalization ratios were not met.

     VOTING RIGHTS (NON-CUMULATIVE VOTING). Holders of our common stock are entitled to receive notice of and to vote at any meeting of our shareholders. Each share of our common stock, as well as each share of any of our issued and outstanding preferred stock, is entitled to one vote. Since the holders of these shares do not have cumulative voting rights, the holders of more than 50 percent of the shares voting can elect all our directors. If that happens, the holders of the remaining shares voting (less than 50 percent) cannot elect any directors. In addition, whenever dividends on any of our preferred stock are in default in the amount of four quarterly payments, and until all the dividends in default are paid, the holders of our preferred stock are entitled, as one class, to elect a majority of the directors. Our common stock, as one class, would then elect the minority.

                    ALLETE 2003 RSOP Registration Statement                 II-1

     Our Articles of Incorporation include detailed procedures and other provisions relating to these rights and their termination, including:

     -   quorums;

     -   terms of directors elected;

     -   vacancies;

     -   class voting;

     -   meetings; and

     -   adjournments.

     Our Articles of Incorporation contain provisions that make it difficult to obtain control of ALLETE through transactions not having the approval of our Board of Directors. These provisions include:

     - a provision requiring the affirmative vote of 75 percent of the outstanding shares of all classes of our capital stock, present and entitled to vote, in order to authorize certain mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE. Any of those transactions are required to meet certain "fair price" and procedural requirements. Neither a 75 percent shareholder vote nor a "fair price" is required for any of those transactions that have been approved by a majority of the "Disinterested Directors," as that term is defined in our Articles of Incorporation;

     - a provision permitting a majority of the Disinterested Directors to determine whether the above requirements have been satisfied; and

     - a provision providing that some parts of our Articles of Incorporation cannot be altered unless approved by 75 percent of the outstanding shares of all classes of our capital stock, present and entitled to vote, unless the alteration is recommended to the shareholders by a majority of the Disinterested Directors. The parts of our Articles of Incorporation that cannot be altered except as stated above include parts relating to:

         - mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE; and

         - the number, election, terms of office and removal of directors of ALLETE and the way in which vacancies on the Board of Directors are filled.

     LIQUIDATION RIGHTS. After we have satisfied creditors and the preferential liquidation rights of any of our outstanding preferred stock, the holders of our common stock are entitled to share ratably in the distribution of all remaining assets.

     MISCELLANEOUS. Holders of our common stock have no preemptive or conversion rights. Our common stock is listed on the New York Stock Exchange. The transfer agents and registrars for our common stock are Wells Fargo Bank Minnesota, N.A. and ALLETE.

     DESCRIPTION OF PREFERRED SHARE PURCHASE RIGHTS. The following statements describing our preferred share purchase rights (each a Right) are not intended to be a complete description. They are qualified in their entirety by reference to the Rights Agreement, dated as of July 24, 1996 (Rights Plan), between ALLETE and ALLETE's Corporate Secretary, as Rights Agent. We also refer you to the laws of the State of Minnesota.

     In July 1996 our Board of Directors declared a dividend distribution of one Right for each outstanding share of our common stock to shareholders of record at the close of business on July 24, 1996 (Record Date). Our Board of Directors also authorized the issuance of one Right for each share of our common stock that becomes outstanding between the Record Date and July 23, 2006, or an earlier date on which the Rights are redeemed. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from us one two-hundredth

II-2                 ALLETE 2003 RSOP Registration Statement
of a share of Junior Serial Preferred Stock A, without par value (Serial Preferred), at a price of $45.00 per one two-hundredth of a share (the Purchase Price). The Purchase Price is subject to adjustment.

     Initially no separate Right Certificates were distributed. Until the Distribution Date, our common stock certificates together with a copy of the Summary of Rights Plan are proof of the Rights. The Distribution Date is the earlier to occur of:

     - 10 days following a public announcement that a person or group of affiliated or associated persons (an Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of our common stock (the Stock Acquisition Date); or

     - 15 business days following the commencement of (or a public announcement of an intention to make) a tender or exchange offer where a person or group would become the beneficial owner of 15 percent or more of our outstanding shares of common stock. At any time before a person becomes an Acquiring Person, our Board of Directors may extend the 15-business day time period.

     Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights will be transferred only with our common stock. The transfer of any certificates for our common stock, with or without a copy of the Summary of Rights Plan, will also constitute the transfer of the Rights associated with those common stock certificates. As soon as practicable following the Distribution Date, we will mail separate certificates for the Rights to holders of record of our common stock as of the close of business on the Distribution Date. After the Distribution Date, separate certificates for the Rights will be given as proof of the Rights.

     Each whole share of our Serial Preferred will have a minimum preferential quarterly dividend rate equal to the greater of $51 per share or, subject to anti-dilution adjustment, 200 times the dividend declared on our common stock. If ALLETE liquidates, no distribution will be made to the holders of our common stock until the holders of our Serial Preferred have received a liquidation preference of $100 per share, plus accrued and unpaid dividends. Holders of our Serial Preferred will be entitled to receive notice of and to vote at any meeting of our shareholders. Each whole share of our Serial Preferred is entitled to one vote. These shares do not have cumulative voting rights.

     Whenever dividends on any of our preferred stock are in default in the amount of four quarterly payments, and until all the dividends in default are paid, the holders of our Serial Preferred and other preferred stock will be entitled, together as one class, to elect a majority of directors. Our common stock would then elect the minority. If, in any merger or other transaction, shares of our common stock are exchanged for or converted into other securities and/or property, each whole share of our Serial Preferred will be entitled to receive, subject to anti-dilution adjustment, 200 times the amount for or into which each share of our common stock is exchanged or converted. We cannot redeem the shares of Serial Preferred.

     The Rights are not exercisable until the Distribution Date and will expire at the earliest of:

     -   July 23, 2006 (Final Expiration Date);

     -   the redemption of the Rights by ALLETE as described below; or

     -   the exchange of all Rights for our common stock as described below.

     If any person (other than ALLETE, its affiliates or any person receiving newly-issued shares of common stock directly from ALLETE) becomes the beneficial owner of 15 percent or more of the then outstanding shares of common stock, each holder of a Right will have a right to receive, upon exercise at the then current exercise price of the Right, common stock (or, in the discretion of the Board of Directors, cash, property or other securities of ALLETE) with a value equal to two times the exercise price of the Right. The Rights Plan contains an exemption for common stock we issue directly to any person. This exemption applies even if the person would become the beneficial owner of 15 percent or more of our common stock, provided that the person does not acquire any additional shares of our common stock. Examples of situations where we might issue common stock directly include private placements or acquisitions we make using our common stock as consideration.

     If following the Stock Acquisition Date we are acquired in a merger or other business combination transaction, or 50 percent or more of our assets or earning power are sold, we will make proper provision so that each holder of a Right will, after the transaction, have the right to receive, upon exercise at the then current exercise price of the

                    ALLETE 2003 RSOP Registration Statement                 II-3

Right, common stock of the acquiring or surviving company with a value equal to two times the exercise price of the Right.

     If the events described in the preceding two paragraphs happen (the Triggering Events), any Rights that an Acquiring Person beneficially owns or transferred to certain persons, will immediately become null and void.

     The Purchase Price payable and the number of shares of our Serial Preferred or other securities or property issuable if the Rights are exercised, are subject to adjustment. An adjustment would be made to prevent dilution, if there was a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, our Serial Preferred or our common stock, or a reverse split of our outstanding shares of Serial Preferred or common stock.

     Our Board of Directors may exchange the Rights at an exchange ratio of one share of common stock per Right at any time that is:

     - after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15 percent or more of the outstanding common stock; and

     - before the acquisition by that person or group of 50 percent or more of the outstanding common stock.

This exchange ratio is subject to adjustment and does not include Rights that have become null and void.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in the Purchase Price. We will not be required to issue fractional shares of Serial Preferred or common stock (other than fractions in multiples of one one-hundredths of a share of Serial Preferred). Instead, we may make an adjustment in cash based on the market price of the Serial Preferred or common stock on the last trading date before the date of exercise.

     Our Board of Directors may redeem the Rights in whole, but not in part, at a price of $.005 per Right (Redemption Price) anytime before a person becomes an Acquiring Person. At our option, we may pay the Redemption Price in cash, shares of our common stock or other consideration that our Board of Directors deems appropriate. If we redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     If the Rights are exercised, issuance of our Serial Preferred or our common stock will be subject to any necessary regulatory approvals. Until a Right is exercised, the holder of the Right will have no rights as a shareholder of ALLETE, including, without limitation, the right to vote or to receive dividends. One million shares of our Serial Preferred were reserved for issuance if the Rights are exercised.

     We may amend the provisions of the Rights Plan. However, any amendment adopted after the time that a person becomes an Acquiring Person may not adversely affect the interests of holders of Rights.

     The Rights have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire ALLETE without conditioning the offer on the redemption of the Rights or on the acquisition of a substantial number of Rights. The Rights beneficially owned by that person or group may become null and void. The Rights should not interfere with any merger or other business combination approved by our Board of Directors. This is because, at any time before a person becomes an Acquiring Person, our Board of Directors may redeem all of the outstanding Rights at the Redemption Price.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements incorporated in this registration statement by reference to ALLETE's Annual Report on Form 10-K for the year ended December 31, 2002 and the financial statements incorporated in this registration statement by reference to the Plan's Annual Report on Form 11-K for the year ended December 31, 2002 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The statements as to matters of law and legal conclusions under "Description of Common Stock" in this registration statement and in the documents incorporated in this registration statement by reference, have been reviewed by Philip R. Halverson, Esq., Duluth, Minnesota, Vice President, General Counsel and Secretary of

II-4                 ALLETE 2003 RSOP Registration Statement

ALLETE and are set forth or incorporated by reference herein in reliance upon his opinion given upon his authority as an expert.

     As of November 1, 2003, Mr. Halverson owned 30,701 shares of common stock of ALLETE. Mr. Halverson is acquiring additional shares of ALLETE common stock at regular intervals as a participant in the Retirement Savings and Stock Ownership Plan. Under the Executive Long-Term Incentive Compensation Plan, Mr. Halverson has:

     - outstanding options to purchase 33,755 shares of ALLETE common stock, of which 23,933 options have fully vested, the remainder of which shall vest over the next two years, and all of which will expire ten years from the date of grant; and

     - an award opportunity for up to 6,854 additional performance shares contingent upon the attainment of certain performance goals of ALLETE for the period January 1, 2002 through December 31, 2003.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 302A.521 of the Minnesota Business Corporation Act generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines and reasonable expenses (including attorneys' fees and disbursements) incurred by the person in connection with the proceeding and where such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article IX of the Articles of Incorporation of ALLETE contains the following provision:

         "No director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty by that director as a director; provided, however, that this Article IX shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to this Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (c) under Minnesota Statutes Section 302A.559 or 80A.23; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date when this Article IX becomes effective. If, after the stockholders approve this provision, the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended. No amendment to or repeal of this Article IX shall apply to or have any affect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to that amendment or repeal."

     Section 13 of the Bylaws of ALLETE contains the following provisions relative to indemnification of directors and officers:

         "The Corporation shall reimburse or indemnify each present and future Director and officer of the Corporation (and his or her heirs, executors and administrators) for or against all expenses reasonably incurred by such Director or officer in connection with or arising out of any action, suit or proceeding in which such Director or officer may be involved by reason of being or having been a Director or officer of the Corporation. Such indemnification for reasonable expenses is to be to the fullest extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A. By affirmative vote of the Board of Directors or with written approval of the Chairman and Chief Executive Officer, such indemnification may be extended to include agents and employees who are not Directors or officers of the Corporation, but who would otherwise be indemnified for acts and omissions under Chapter 302A of the Minnesota Business Corporation Act, if such agent or employee were an officer of the Corporation."

         "Reasonable expenses may include reimbursement of attorneys' fees and disbursements, including those incurred by a person in connection with an appearance as a witness."


                    ALLETE 2003 RSOP Registration Statement                 II-5

         "Upon written request to the Corporation and approval by the Chairman and Chief Executive Officer, an agent or employee for whom indemnification has been extended, or an officer or Director may receive an advance for reasonable expenses if such agent, employee, officer or Director is made or threatened to be made a party to a proceeding involving a matter for which indemnification is believed to be available under Minnesota Statutes Chapter 302A."

         "The foregoing rights shall not be exclusive of other rights to which any Director or officer may otherwise be entitled and shall be available whether or not the Director or officer continues to be a Director or officer at the time of incurring such expenses and liabilities."

     ALLETE has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses, and insuring officers and directors of ALLETE against certain other liabilities and expenses.

ITEM 8.  EXHIBITS.

Exhibit
Number         Description of Exhibit
-------        ----------------------

*4(a)1   -     Articles of Incorporation, amended and restated as of May 8, 2001
               (filed as Exhibit 3(b) to the March 31, 2001 Form 10-Q, File
               No. 1-3548).

*4(a)2   -     Amendment to Certificate of Assumed Name, filed with the
               Minnesota Secretary of State on May 8, 2001 (filed as
               Exhibit 3(a) to the March 31, 2001 Form 10-Q, File No. 1-3548).

*4(b)    -     Bylaws, as amended effective May 8, 2001 (filed as Exhibit 3(c)
               to the March 31, 2001 Form 10-Q, File No. 1-3548).

*4(c)1   -     Mortgage and Deed of Trust, dated as of September 1, 1945, between Minnesota Power & Light Company (now ALLETE, Inc.) and
               The Bank of New York (formerly Irving Trust Company) and Douglas
               J. MacInnes (successor to Richard H. West), Trustees (filed as
               Exhibit 7(c), File No. 2-5865).

*4(c)2   -     Supplemental Indentures to ALLETE, Inc.'s Mortgage and Deed
               of Trust:

               Number         Dated as of       Reference File          Exhibit
               -------------  ----------------- ----------------------- --------
               First          March 1, 1949     2-7826                   7(b)
               Second         July 1, 1951      2-9036                   7(c)
               Third          March 1, 1957     2-13075                  2(c)
               Fourth         January 1, 1968   2-27794                  2(c)
               Fifth          April 1, 1971     2-39537                  2(c)
               Sixth          August 1, 1975    2-54116                  2(c)
               Seventh        September 1, 1976 2-57014                  2(c)
               Eighth         September 1, 1977 2-59690                  2(c)
               Ninth          April 1, 1978     2-60866                  2(c)
               Tenth          August 1, 1978    2-62852                  2(d)2
               Eleventh       December 1, 1982  2-56649                  4(a)3
               Twelfth        April 1, 1987     33-30224                 4(a)3
               Thirteenth     March 1, 1992     33-47438                 4(b)
               Fourteenth     June 1, 1992      33-55240                 4(b)
               Fifteenth      July 1, 1992      33-55240                 4(c)
               Sixteenth      July 1, 1992      33-55240                 4(d)
               Seventeenth    February 1, 1993  33-50143                 4(b)
               Eighteenth     July 1, 1993      33-50143                 4(c)
               Nineteenth     February 1, 1997  1-3548 (1996 Form 10-K)  4(a)3
               Twentieth      November 1, 1997  1-3548 (1997 Form 10-K)  4(a)3
               Twenty-first   October 1, 2000   333-54330                4(c)3
               Twenty-second  July 1, 2003      1-3548 (June 30, 2003    4
                                                         Form  10-Q)

II-6                 ALLETE 2003 RSOP Registration Statement

*4(d)1   -     Indenture (for Unsecured Debt Securities), dated as of February
               1, 2001, between ALLETE, Inc. and LaSalle Bank National
               Association, as Trustee (filed as Exhibit 4(d)1, File Nos.
               333-57104, 333-57104-01 and 333-57104-02).

*4(d)2   -     Officer's Certificate, dated February 21, 2001, establishing the terms of the 7.80% Senior Notes, due February 15, 2008, of ALLETE, Inc. (filed as Exhibit 4(d)2, File Nos. 333-57104,
               333-57104-01 and 333-57104-02).

*4(e)1   -     Mortgage and Deed of Trust, dated as of March 1, 1943, between
               Superior Water, Light and Power Company and Chemical Bank & Trust
               Company and Howard B. Smith, as Trustees, both succeeded by U.S.
               Bank Trust N.A., as Trustee (filed as Exhibit 7(c), File No.
               2-8668).

*4(e)2   -     Supplemental Indentures to Superior Water, Light and Power
               Company's Mortgage and Deed of Trust:

               Number         Dated as of       Reference File          Exhibit
               -------------  ----------------- ----------------------- --------
               First          March 1, 1951     2-59690                 2(d)(1)
               Second         March 1, 1962     2-27794                 2(d)1
               Third          July 1, 1976      2-57478                 2(e)1
               Fourth         March 1, 1985     2-78641                 4(b)
               Fifth          December 1, 1992  1-3548 (1992 Form 10-K) 4(b)1
               Sixth          March 24, 1994    1-3548 (1996 Form 10-K) 4(b)1
               Seventh        November 1, 1994  1-3548 (1996 Form 10-K) 4(b)2
               Eighth         January 1, 1997   1-3548 (1996 Form 10-K) 4(b)3

*4(f)1   -     Indenture, dated as of March 1, 1993, between Southern States
               Utilities, Inc. (now Florida Water Services Corporation) and
               Nationsbank of Georgia, National Association (now SunTrust Bank,
               Central Florida, N.A.), as Trustee (filed as Exhibit 4(d) to the
               1992 Form 10-K, File No. 1-3548).

*4(f)2   -     Supplemental Indentures to Florida Water Services Corporation's
               Indenture:

               Number         Dated as of       Reference File          Exhibit
               -------------  ----------------- ----------------------- --------
               First          March 1, 1993     1-3548 (1996 Form 10-K) 4(c)1
               Second         March 31, 1997    1-3548 (March 31, 1997  4
                                                     Form 10-Q)
               Third          May 28, 1997      1-3548 (June 30, 1997   4
                                                     Form 10-Q)

*4(g)    -     Amended and Restated Trust Agreement, dated as of March 1, 1996, relating to MP&L Capital I's (now ALLETE Capital I) 8.05%
               Cumulative Quarterly Income Preferred Securities, between
               Minnesota Power & Light Company (now ALLETE, Inc.), as Depositor, and The Bank of New York, The Bank of New York (Delaware), Philip
               R. Halverson, David G. Gartzke and James K. Vizanko, as Trustees
               (filed as Exhibit 4(a) to the March 31, 1996 Form 10-Q, File No.
               1-3548), as modified by Amendment No. 1, dated April 11, 1996
               (filed as Exhibit 4(b) to the March 31, 1996 Form 10-Q, File No.
               1-3548) and First Amendment [2000], dated August 23, 2000 (filed as Exhibit 4(f)2, File No. 333-54330).

*4(h)    -     Indenture, dated as of March 1, 1996, relating to Minnesota
               Power & Light Company's (now ALLETE, Inc.) 8.05% Junior
               Subordinated Debentures, Series A, Due 2015, between Minnesota
               Power & Light Company (now ALLETE, Inc.) and The Bank of New
               York, as Trustee (filed as Exhibit 4(c) to the March 31, 1996
               Form 10-Q, File No. 1-3548).

*4(i)    -     Guarantee Agreement, dated as of March 1, 1996, relating to MP&L
               Capital I's (now ALLETE Capital I) 8.05% Cumulative Quarterly
               Income Preferred Securities, between Minnesota Power & Light
               Company (now ALLETE, Inc.), as Guarantor, and The Bank of New
               York, as Trustee (filed as Exhibit 4(d) to the March 31, 1996
               Form 10-Q, File No. 1-3548).

                     ALLETE 2003 RSOP Registration Statement                II-7

*4(j)    -     Agreement as to Expenses and Liabilities, dated as of March 20,
               1996, relating to MP&L Capital I's (now ALLETE Capital I) 8.05%
               Cumulative Quarterly Income Preferred Securities, between
               Minnesota Power & Light Company (now ALLETE, Inc.) and MP&L
               Capital I (now ALLETE Capital I) (filed as Exhibit 4(e) to the
               March 31, 1996 Form 10-Q, File No. 1-3548).

*4(k)    -     Officer's Certificate, dated March 20, 1996, establishing the terms of the 8.05% Junior Subordinated Debentures, Series A, Due
               2015 issued in connection with the 8.05% Cumulative Quarterly
               Income Preferred Securities of MP&L Capital I (now ALLETE Capital
               I) (filed as Exhibit 4(i) to the 1996 Form 10-K, File No.
               1-3548).

*4(l)    -     Rights Agreement, dated as of July 24, 1996, between Minnesota
               Power & Light Company (now ALLETE, Inc.) and the Corporate
               Secretary of Minnesota Power & Light Company (now ALLETE, Inc.), as Rights Agent (filed as Exhibit 4 to the August 2, 1996 Form
               8-K, File No. 1-3548).

*4(m)    -     Indenture (for Unsecured Debt Securities), dated as of May 15,
               1996, between ADESA Corporation and The Bank of New York, as
               Trustee, relating to the ADESA Corporation's 7.70% Senior Notes,
               Series A, Due 2006, and its 8.10% Senior Notes, Series B, Due
               2010 (filed as Exhibit 4(k) to the 1996 Form 10-K, File No.
               1-3548).

*4(n)    -     Guarantee of Minnesota Power & Light Company (now ALLETE, Inc.),
               dated as of May 30, 1996, relating to the ADESA Corporation's
               7.70% Senior Notes, Series A, Due 2006 (filed as Exhibit 4(l) to the 1996 Form 10-K, File No. 1-3548).

*4(o)    -     ADESA Corporation Officer's Certificate 1-D-1, dated May 30,
               1996, relating to the ADESA Corporation's 7.70% Senior Notes,
               Series A, Due 2006 (filed as Exhibit 4(m) to the 1996 Form 10-K,
               File No. 1-3548).

*4(p)    -     Guarantee of Minnesota Power, Inc. (now ALLETE, Inc.), dated as of March 30, 2000, relating to ADESA Corporation's 8.10% Senior
               Notes, Series B, Due 2010 (filed as Exhibit 4(a) to the March 31,
               2000 Form 10-Q, File No. 1-3548).

*4(q)    -     ADESA Corporation Officer's Certificate 2-D-2, dated as of March
               30, 2000, relating to ADESA Corporation's 8.10% Senior Notes,
               Series B, Due 2010 (filed as Exhibit 4(b) to the March 31, 2000
               Form 10-Q, File No. 1-3548).

23(a)    -     Consent of PricewaterhouseCoopers LLP.

23(b)    -     Consent of Philip R. Halverson, Esq.

24       -     Power of Attorney (included on the signature pages of this registration statement).

* Incorporated herein by reference as indicated.

     UNDERTAKING. ALLETE will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

II-8                 ALLETE 2003 RSOP Registration Statement

ITEM 9.  UNDERTAKINGS.

a.       The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement or any material change to such information in the registration statement,

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                     ALLETE 2003 RSOP Registration Statement                II-9

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this registration statement to execute in the name of each such person, and to file with the SEC, any and all amendments, including post-effective amendments, to this registration statement, and appoints any such agent for service as attorney-in-fact to sign in each such person's behalf individually and in each capacity stated below and file any such amendments to this registration statement and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota on November 25, 2003.

                                                  ALLETE, INC.
                                                  (REGISTRANT)


                     By                         David G. Gartzke
                       ---------------------------------------------------------
                                                David G. Gartzke
                                 Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                       DATE
          ---------                       -----                       ----


    David G. Gartzke         Chairman, President and Chief     November 25, 2003
  ------------------------   Executive Officer and Director
    David G. Gartzke         (Principal Executive Officer)


    James K. Vizanko         Vice President, Chief Financial   November 25, 2003
  ------------------------        Officer and Treasurer
    James K. Vizanko          (Principal Financial Officer)


    Mark A. Schober          Vice President and Controller     November 25, 2003
  ------------------------   (Principal Accounting Officer)
    Mark A. Schober

II-10                ALLETE 2003 RSOP Registration Statement

          SIGNATURE                       TITLE                       DATE
          ---------                       -----                       ----


      Wynn V. Bussman                    Director              November 25, 2003
  ------------------------
      Wynn V. Bussman


    Thomas L. Cunningham                 Director              November 25, 2003
  ------------------------
    Thomas L. Cunningham


      Dennis E. Evans                    Director              November 25, 2003
  ------------------------
      Dennis E. Evans


      Dennis O. Green                    Director              November 25, 2003
  ------------------------
      Dennis O. Green


      Peter J. Johnson                   Director              November 25, 2003
  ------------------------
      Peter J. Johnson


      George L. Mayer                    Director              November 25, 2003
  ------------------------
      George L. Mayer


       Jack I. Rajala                    Director              November 25, 2003
  ------------------------
       Jack I. Rajala


         Nick Smith                      Director              November 25, 2003
  ------------------------
         Nick Smith


      Bruce W. Stender                   Director              November 25, 2003
  ------------------------
      Bruce W. Stender


    Donald C. Wegmiller                  Director              November 25, 2003
  ------------------------
    Donald C. Wegmiller


    Deborah L. Weinstein                 Director              November 25, 2003
  ------------------------
    Deborah L. Weinstein

                     ALLETE 2003 RSOP Registration Statement               II-11

                                POWER OF ATTORNEY

     The Plan hereby appoints any agents for service named in this registration statement, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                   SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Employee Benefit Plans Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto daily authorized, in the City of Duluth and the State of Minnesota, on November 25, 2003.

                                      MINNESOTA POWER AND AFFILIATED COMPANIES
                                     RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN


                               By                Donald J. Shippar
                                 -----------------------------------------------
                                                 Donald J. Shippar
                                         Employee Benefit Plans Committee

II-12                ALLETE 2003 RSOP Registration Statement

                                  EXHIBIT INDEX


23(a)    Consent of PricewaterhouseCoopers LLP.

23(b)    Consent of Philip R. Halverson, Esq.

24 Power of Attorney (included on the signature pages of this registration statement).





                    ALLETE 2003 RSOP Registration Statement